EXHIBIT 10.1

WAIVER, CONSENT AND AMENDMENT AGREEMENT

This Waiver, Consent and Amendment Agreement (“Agreement”) dated as of October ___, 2006 is entered into by and among Universal Communication Systems, Inc., a Nevada corporation (the “Company”) and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) dated February 27, 2006 as amended on May 17, 2006 (“Amendment”) relating to an aggregate investment by Subscribers of up to $3,012,050.00 of principal amount of promissory notes of the Company convertible into shares of the Company’s $.001 par value common stock and Warrants in the amounts set forth on Schedule A attached hereto; and

WHEREAS, on the Initial Closing, $1,250,000 of the Purchase Price was paid to the Company and $1,250,000 of the Purchase Price was payable within five business days after the Actual Effective Date which is the Second Closing Date; and

WHEREAS, the Company failed to comply with several of its contractual obligations pursuant to the terms of the Transaction Documents.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby consent and agree as follows:

1.

All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement and the documents and agreements delivered therewith (“Transaction Documents”) and Amendment.

2.

The Subscribers waive several of the conditions to the Second Closing contained in Section 1(c) and (d) of the Subscription Agreement, specifically; the timely compliance by the Company with its obligations to have the Registration Statement declared effective by the Effective Date and the failure of the Company to register sufficient shares pursuant to the terms set forth in the Subscription Agreement, in order to proceed with the Second Closing on the terms set forth herein.

3.

Section 3.1 of the Note is deleted and replaced with the following:

3.1.  Holder’s Conversion Rights.  Subject to Section 3.1, the Holder shall have the right, but not the obligation at all times, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, into shares of Common Stock, subject to the terms and conditions set forth in this Article III at the lesser of (i) $.005, or (ii) 70% of the average of the five closing bid prices of the Common Stock for the five trading days prior to a Conversion Date (“Fixed Conversion Price”) as same may be adjusted pursuant to this Note and the Subscription Agreement.  The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 3.3.  After the occurrence of an Event of Default, the Fixed Conversion Price shall be the lesser of (i) the Fixed Conversion Price, or (ii) 60% of the VWAP for the five trading days prior to a Conversion Date.

4.

Section 11.1(iv) of the Subscription Agreement shall be deleted and replaced with the following:

(iv)

The Company shall file with the Commission a Form SB-2 registration statement (the “Registration Statement”) (or such other form that it is eligible to use) in order to register the Registrable Securities for resale and distribution under the 1933 Act within forty-five (45) calendar days after the Initial Closing Date (the “Filing Date”), and cause the Registration Statement to be declared effective not later than one hundred and twenty (120) calendar days after the Initial Closing Date (the “Effective Date”).  The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 175% of the Shares issuable upon conversion of all of the Notes issuable to the Subscribers, and 100% of the Warrant Shares issuable pursuant to this Agreement upon exercise of the Warrants (collectively the “Registrable Securities”). The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder.  The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.  Except with the written consent of the Subscriber or as described on Schedule 11.1 hereto, no securities of the Company other than the Registrable Securities will be included in the Registration Statement.  It shall be deemed a Non-Registration Event if at any time after the date the Registration Statement described in this Section 11.1(iv) is declared effective by the Commission (“Actual Effective Date”) the Company has registered for unrestricted resale on behalf of the Subscribers fewer than 125% of the amount of Common Shares issuable upon full conversion of all sums due under the Notes and 100% of the Warrant Shares issuable upon exercise of the Warrants.  The foregoing sentence shall also apply to all registration statements filed on behalf of the Subscribers pursuant to Section 11.(iv) and Section 11.1(v) with respect to the Registrable Securities required to be included therein.

(v)

The amount of Registrable Securities required to be included in the Registration Statement as described in Section 11.1(iv) (“Initial Registrable Securities”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the 1933 Act but not less than 175% of the Shares issuable upon conversion of the Initial Closing Notes as of the Initial Closing Date.  In the event that less than all of the Initial Registrable Securities are included in the Registration Statement as a result of the limitation described in this Section 11.1(v), then the Company will file additional Registration Statements, seriatem, until all of the Initial Registrable Securities have been registered.  The Filing Date and Effective Date of each such additional Registration Statement shall be, respectively, fifteen (15) and sixty (60) days after the Actual Effective Date of the prior Registration Statement.

(vi)

Unless otherwise instructed in writing by a holder of Registrable Securities and only if the initial Registration Statement does not include all of the Registrable Securities, the Registrable Securities will be registered on behalf of each such holder in the Registration Statements based on Common Stock issuable upon conversion or exercise of Notes and Warrants, in the following order and priority:

(A)

Initial Closing Notes.

(B)

Initial Closing Warrants.

(C)

Second Closing Notes.

(D)

Second Closing Warrants.

(E)

Warrants issued to the Subscribers at any time based on exercise prices, with the lower exercise priced Warrant Shares being registered first and then the higher exercise priced Warrant Shares.  In the case of Warrants with the same exercise prices but different Issue Dates, the later issued Warrant Shares will be registered first.

The foregoing notwithstanding, priority shall be given to Common Stock issuable upon conversion of actual outstanding Notes ahead of Warrant Shares.

5.

The Company undertakes to file the first registration statement following the Second Closing Date in order to register the Registrable Securities no later than sixty days after the Second Closing Date and to cause such registration statement to be declared effective not later than one hundred and twenty days after the Second Closing Date.  Failure to comply with the foregoing filing and effective dates shall be a Non-Registration Event in connection with which Liquidated Damages shall accrue in the amounts set forth in Section 11.4 of the Subscription Agreement.

6.

The Company acknowledges that it has issued one hundred shares of its $.001 par value Common Stock at a per share price of $.005 and therefore, the Fixed Conversion Price of all the Notes and the Purchase Prices of all the Class A and Class B Common Stock Purchase Warrants issued to Subscribers is hereby reduced to the lesser of (i) $0.005, or (ii) 70% of the average of the five closing bid prices of the Common Stock for the five trading days prior to a Conversion Date, subject to further reduction as per the Transaction Documents.

7.

The Escrow Agent will be instructed to accept as full payment of each Subscriber’s subscription amount comprising the Second Closing Purchase Price, the subscription amount less accrued Liquidated Damages owing to the Subscribers from the Company through September 30, 2006.

8.

Section 2.1 of the Note shall be amended as follows:

“2.1.

Payment of Monthly Amount in Cash or Common Stock.  Subject to Section 3.2 hereof, the Borrower, at the Borrower’s election, shall pay the Monthly Amount (i) in cash within one (1) business day after the applicable Repayment Date, or (ii) in registered Common Stock at an applied conversion rate equal to the lesser of (A) $.005 (the “Fixed Conversion Price”), or (B) seventy percent (70%) of the average closing bid prices of the Common Stock as reported by Bloomberg L.P. for the Principal Market for the five (5) trading days preceding such Repayment Date (as such amount may be adjusted as described herein).  The Borrower must send notice to the Holder by confirmed telecopier not later than 3:00 PM, New York City time on the twenty-second Trading Day preceding a Repayment Date notifying Holder of Borrower’s election to pay the Monthly Redemption Amount in cash or stock.  The Notice must state the amount of the Monthly Redemption Amount and include supporting calculations.  Elections by the Borrower must be made to all Holders of Notes similar to this Note in proportion to the relative Note principal held by such Note Holders.  If such notice (x) is not timely sent, or (y) if the Monthly Redemption Amount is not timely delivered, or (z) if the Borrower elects to pay the Monthly Redemption Amount with Common Stock, then the Holder shall have the right to elect in writing within three trading days prior to the applicable Repayment Date or required Delivery Date, as the case may be with respect to (x) and (y), whether to be paid in cash or Common Stock, or in the case of (z) defer the payment of the relevant Monthly Redemption Amount that the Borrower has elected to pay with Common Stock until the conversion of the deferred amount by the Holder.  Such Holder’s election shall not be construed to be a waiver of any default by Borrower relating to non-timely compliance by Borrower with any of its obligations under this Note.  Nor shall the

Borrower’s compliance with Holder’s election be a default of any of Borrower’s obligations under this Note.  Shares of Common Stock must be delivered to the Holder not later than three (3) business days after the applicable Repayment Date.  Whichever of the Principal Market or such other principal market or exchange where the Common Stock is listed or traded is the principal trading exchange or market for the Common Stock is the Principal Market.”

9.

The Company will pay to Grushko & Mittman, P.C. the sum of $5,000 in payment of Subscribers’ legal fees in connection with this Agreement.

10.

For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date.  The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents and Amendment as if such representations were made by the Subscribers as of this date.

11.

Subject to the modifications and amendments provided herein, the Transaction Documents and Amendment shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents, Amendment or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents and Amendment (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents and Amendment, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents, Amendment or any other document, instrument and/or agreement executed or delivered in connection therewith.

12.

Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

13.

This Waiver, Consent and Amendment Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

UNIVERSAL COMMUNICATION

SYSTEMS, INC.

the “Company”

By:____________________________________

______________________________________

_______________________________________

ALPHA CAPITAL AKTIENGESELLSCHAFT

BRISTOL INVESTMENT FUND, LTD.

_______________________________________

MONTGOMERY EQUITY PARTNERS

SCHEDULE A

SUBSCRIBER	PURCHASE PRICE ON EACH CLOSING DATE	PRINCIPAL AMOUNT OF NOTE TO BE ISSUED AT EACH CLOSING DATE	CLASS A WARRANTS TO BE ISSUED ON EACH CLOSING DATE	CLASS B WARRANTS TO BE ISSUED ON EACH CLOSING DATE
ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$250,000.00	$301,205.00	15,060,250	15,060,250
BRISTOL INVESTMENT FUND, LTD. Caledonian Fund Services Limited 69 Dr. Roy’s Drive George Town, Grand Cayman Cayman Islands Fax: (310) 696-0334	$400,000.00	$481,928.00	24,096,400	24,096,400
MONTGOMERY EQUITY PARTNERS	$600,000.00	$722,892.00	36,144,600	36,144,600
TOTALS	$1,250,000.00	$1,506,025.00	75,301,250	75,301,250